As filed with the Securities and Exchange Commission on July 2, 2004
                                               Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   77-0160744
                        (IRS Employer Identification No.)

                           10275 SCIENCE CENTER DRIVE
                           SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)

                                -----------------

                       LIGAND PHARMACEUTICALS INCORPORATED
                            2002 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                                -----------------

                                DAVID E. ROBINSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       LIGAND PHARMACEUTICALS INCORPORATED
             10275 SCIENCE CENTER DRIVE, SAN DIEGO, CALIFORNIA 92121
                     (Name and address of agent for service)
                                 (858) 550-7500
          (Telephone number, including area code, of agent for service)

                                -----------------

                         CALCULATION OF REGISTRATION FEE

 Title of                               Proposed Maximum    Proposed Maximum    Amount of
 Securities to          Amount to be    Offering Price      Aggregate           Registration
 be Registered          Registered (1)  Per Share           Offering Price      Fee
---------------------- --------------- ------------------- ------------------- --------------
2002 STOCK INCENTIVE     750,000         $16.93 (2)         $12,693,750.00 (2)   $1,608.30
PLAN Common Stock,
par value $0.001

(1) Pursuant to Rule 416(a), this registration statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the 2002 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without our receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended, on the basis of the average high and low selling prices per share of Registrant's Common Stock on July 1, 2004, as reported by the Nasdaq National Market.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0300 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not required to be filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, until our offering is complete:

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 12, 2004;

     (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 7, 2004;

     (c) Our Current Reports on Form 8-K, filed on March 18, 2004, March 22, 2004, and June 16, 2004;

     (d) The description of our common stock contained in our registration statement on Form 8-A, filed on November 21, 1994, including any amendments or reports filed for the purpose of updating such descriptions;

     (e) The description of the preferred stock purchase rights of our common stock contained in our registration statement on Form 8-A, filed on September 30, 1996, including any amendments or reports filed for the purpose of updating such descriptions.

     You may request a copy of these filings, at no cost, by writing or telephoning us at:

                       Ligand Pharmaceuticals Incorporated
                            Attn: Investor Relations
                            10275 Science Center Road
                        San Diego, California 92121-1117
                                 (858) 550-7500

     YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT OR ANY RELATED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS REGISTRATION STATEMENT OR ANY RELATED PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

     Our amended and restated certificate of incorporation provides for the indemnification of all persons to the fullest extent permissible under Delaware law.

     Our amended and restated by-laws provide for the indemnification of officers, directors and third parties acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     We maintain directors and officers insurance providing indemnification for our directors and certain of our officers for certain liabilities.

     We also entered into indemnification agreements with our directors and officers, which may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

EXHIBIT NUMBER            EXHIBIT
4.1                       Instruments defining the rights of stockholders.
                          Reference to our registration statement on Form 8-A
                          filed on November 21, 1994 (incorporated into this
                          registration statement by reference), our Amended and
                          Restated Certificate of Incorporation (incorporated
                          into this registration statement by reference to
                          Exhibit 3.2 to our registration statement on Form S-4
                          filed on July 9, 1998), our Bylaws (incorporated into
                          this registration statement by reference to Exhibit
                          3.3 of our registration statement on Form S-4 filed on
                          July 9, 1998), our Amended Certificate of Designation
                          of Rights, Preferences and Privileges of Series A
                          Participating Preferred Stock (incorporated into this
                          registration statement by reference to Exhibit 3.3 to
                          our quarterly report on Form 10-Q for the period ended
                          March 31, 1999), Certificate of Amendment of the
                          Amended and Restated Certificate of Incorporation
                          (incorporated into this registration statement by
                          reference to Exhibit 3.5 to our annual report on Form
                          10-K for the period ended December 31, 2000), our
                          registration statement on Form 8-A/Amendment filed on
                          April 6, 2004, including any exhibits filed with
                          respect to such registration statement, and our
                          specimen stock certificate for shares of our common
                          stock (incorporated into this registration statement
                          by reference to Exhibit 4.1 filed with our
                          registration statement filed on April 16, 1992 as
                          amended), including in all cases any amendments or
                          reports filed for the purposes of updating such
                          descriptions.

5.1                       Opinion of Latham & Watkins LLP.

23.1                      Consent of Latham & Watkins LLP (contained in
                          Exhibit 5.1)

23.2                      Consent of Deloitte & Touche, LLP, Independent
                          Registered Public Accounting Firm.

24.1 Power of Attorney. Reference is made to page II-6 of this registration statement.

99.1                      2002 Stock Incentive Plan (as amended June 11, 2004).



ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes: to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; PROVIDED, HOWEVER, (1) that clauses (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 2nd day of July, 2004.

                               LIGAND PHARMACEUTICALS INCORPORATED


                               By       /S/ DAVID E. ROBINSON
                                        ---------------------
                                        David E. Robinson
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

                       KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Ligand Pharmaceuticals Incorporated, a Delaware corporation, do hereby constitute and appoint David E. Robinson and Paul V. Maier, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                             TITLE                                          DATE
---------                             -----                                          ----

/S/DAVID E. ROBINSON                  President and Chief Executive Officer          July 2, 2004
---------------------------------     and Director (Principal Executive
David E. Robinson                     Officer)


/S/PAUL V. MAIER                      Vice President, Chief Financial Officer,       July 2, 2004
---------------------------------     (Principal Financial and Accounting Officer)
Paul V. Maier


/S/HENRY F. BLISSENBACH               Director                                       July 2, 2004
---------------------------------
Henry F. Blissenbach


/S/ALEXANDER D. CROSS                 Director                                       July 2, 2004
---------------------------------
Alexander D. Cross


/S/JOHN GROOM                         Director                                       July 2, 2004
---------------------------------
John Groom


/S/IRVING S. JOHNSON                  Director                                       July 2, 2004
---------------------------------
Irving S. Johnson


/S/JOHN W. KOZARICH                   Director                                       July 2, 2004
---------------------------------
John W. Kozarich


/S/CARL C. PECK                       Director                                       July 2, 2004
---------------------------------
Carl C. Peck


/S/MICHAEL A. ROCCA                   Director                                       July 2, 2004
---------------------------------
Michael A. Rocca

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.




                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                       LIGAND PHARMACEUTICALS INCORPORATED

                                  EXHIBIT INDEX


EXHIBIT NUMBER            EXHIBIT
4.1                       Instruments defining the rights of stockholders.
                          Reference to our registration statement on Form 8-A
                          filed on November 21, 1994 (incorporated into this
                          registration statement by reference), our Amended and
                          Restated Certificate of Incorporation (incorporated
                          into this registration statement by reference to
                          Exhibit 3.2 to our registration statement on Form S-4
                          filed on July 9, 1998), our Bylaws (incorporated into
                          this registration statement by reference to Exhibit
                          3.3 of our registration statement on Form S-4 filed on
                          July 9, 1998), our Amended Certificate of Designation
                          of Rights, Preferences and Privileges of Series A
                          Participating Preferred Stock (incorporated into this
                          registration statement by reference to Exhibit 3.3 to
                          our quarterly report on Form 10-Q for the period ended
                          March 31, 1999), Certificate of Amendment of the
                          Amended and Restated Certificate of Incorporation
                          (incorporated into this registration statement by
                          reference to Exhibit 3.5 to our annual report on Form
                          10-K for the period ended December 31, 2000), our
                          registration statement on Form 8-A/Amendment filed on
                          April 6, 2004, including any exhibits filed with
                          respect to such registration statement, and our
                          specimen stock certificate for shares of our common
                          stock (incorporated into this registration statement
                          by reference to Exhibit 4.1 filed with our
                          registration statement filed on April 16, 1992 as
                          amended), including in all cases any amendments or
                          reports filed for the purposes of updating such
                          descriptions.

5.1                       Opinion of Latham & Watkins LLP.

23.1                      Consent of Latham & Watkins LLP (contained in
                          Exhibit 5.1)

23.2                      Consent of Deloitte & Touche, LLP, Independent
                          Registered Public Accounting Firm.

24.1 Power of Attorney. Reference is made to page II-6 of this registration statement.

99.1                      2002 Stock Incentive Plan (as amended June 11, 2004).